                                                                   Exhibit 99a
                                                            Form 10-K for 1993
                                                               File No. 1-8609





                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549



                                   FORM 11-K



                                 ANNUAL REPORT



                       Pursuant to Section 15(d) of the
                        Securities Exchange Act of 1934



                  For the Fiscal Year Ended December 31, 1993



                         Commission File Number 1-8609



                                ---------------



                             PACIFIC TELESIS GROUP
                   SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES



                                ---------------



                             PACIFIC TELESIS GROUP



              130 Kearny Street, San Francisco, California 94108

                               TABLE OF CONTENTS

                                  Description
                                  -----------

   Item                                                                Page
   ----                                                                ----

   1.    Financial Statements and Exhibits . . . . . . . . . . . . . .    3

Item 1.  Financial Statements and Exhibits

         (a)   Financial Statements of the Plan included herein:

               Report of Independent Accountants

                   Financial Statements:

                     Statements of Net Assets Available for Plan Benefits - December 31, 1993 and 1992

                     Statements of Changes in Net Assets Available for Plan Benefits For the Years Ended December 31, 1993, 1992 and 1991

                     Notes to Financial Statements

                  Schedules:

                     Schedule of Assets Held for Investment Purposes

                     Schedule of Reportable Transactions

                     Other schedules are omitted because the information required is contained in the Financial Statements.


         (b)   Exhibits:

               None

                       REPORT OF INDEPENDENT ACCOUNTANTS

Savings Plans Committee
Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees:

We have audited the accompanying statements of net assets available for plan benefits of the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees as of December 31, 1993 and 1992, and the related statements of changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees at December 31, 1993 and 1992, and the changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions as of December 31, 1993 are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

As discussed in Note 2 to the financial statements, the Plan changed its method of accounting for distributions payable.

/s/ Coopers & Lybrand
San Francisco, California
May 17, 1994

                        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
                                         STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                          December 31, 1993
                                                        (Dollars in thousands)

                                                                       Company                 Interest
                                                                        Stock       Equity      Income       Bond
             ASSETS:                                                     Fund        Fund        Fund        Fund
                                                                      ----------  ---------- -----------  ----------
Investments at fair value (cost $1,067,378)
  Pacific Telesis Group common shares                                  $579,230    $      -    $      -     $     -
  State Street S&P 500 Fund                                                   -     294,902           -           -
  State Street Long Bond Fund                                                 -           -           -      33,884
  State Street Money Market Fund                                              -           -           -           -
  State Street Balanced Fund                                                  -           -           -           -
  Contracts with insurance companies and banks                                -           -     224,694           -
  Short-term investments                                                  2,772       1,047       8,159         101
                                                                      ----------  ---------- -----------  ----------
    Total Investments                                                   582,002     295,949     232,853      33,985

Employee contribution receivable                                          1,422       1,452           2         206
Fund and other transfers receivable - net                                 3,833           3           1           -
Dividends and interest receivable                                         5,823           1       1,473           -
Receivable for investments sold                                               -           -      15,778           -
                                                                      ----------  ---------- -----------  ----------
    Total Assets                                                        593,080     297,405     250,107      34,191
                                                                      ----------  ---------- -----------  ----------
             LIABILITIES:
Fund and other transfers payable - net                                        -       2,319       2,195         152
Payable for investments purchased                                             -           -         197           -
Fees payable                                                                 75          43          39           5
                                                                      ----------  ---------- -----------  ----------
    Total Liabilities                                                        75       2,362       2,431         157
                                                                      ----------  ---------- -----------  ----------
Net assets available for Plan benefits                                 $593,005    $295,043    $247,676     $34,034
                                                                      ==========  ========== ===========  ==========

The accompanying notes are an integral part of the financial statements.

                        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
                                         STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                          December 31, 1993
                                                        (Dollars in thousands)

                                                                        Money
                                                                        Market     Balanced      Grand
             ASSETS:                                                     Fund        Fund        Total
                                                                      ---------- -----------  ----------
Investments at fair value (cost $1,067,378)
  Pacific Telesis Group common shares                                   $     -    $      -  $  579,230
  State Street S&P 500 Fund                                                   -           -     294,902
  State Street Long Bond Fund                                                 -           -      33,884
  State Street Money Market Fund                                         53,641           -      53,641
  State Street Balanced Fund                                                  -     185,816     185,816
  Contracts with insurance companies and banks                                -           -     224,694
  Short-term investments                                                    150         310      12,539
                                                                      ---------- -----------  ----------
    Total Investments                                                    53,791     186,126   1,384,706

Employee contribution receivable                                            484       1,062       4,628
Fund and other transfers receivable - net                                     -       1,049       4,886
Dividends and interest receivable                                           210           -       7,507
Receivable for investments sold                                               -           -      15,778
                                                                      ---------- -----------  ----------
    Total Assets                                                         54,485     188,237   1,417,505
                                                                      ---------- -----------  ----------
             LIABILITIES:
Fund and other transfers payable - net                                      194           -       4,860
Payable for investments purchased                                           209           -         406
Fees payable                                                                  8          25         195
                                                                      ---------- -----------  ----------
    Total Liabilities                                                       411          25       5,461
                                                                      ---------- -----------  ----------
Net assets available for Plan benefits                                  $54,074    $188,212  $1,412,044
                                                                      ========== ===========  ==========

The accompanying notes are an integral part of the financial statements.

                        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
                                         STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                          December 31, 1992
                                                        (Dollars in thousands)
                                                                     Diversified             Diversified
                                                           Company    Telephone   Government    Equity
                                                            Stock     Portfolio   Obligation   Portfolio    Equity
             ASSETS:                                         Fund        Fund        Fund        Fund        Fund
                                                         -----------  ----------  ---------- -----------  ----------
Investments at fair value (cost $1,020,977)
  Pacific Telesis Group common shares                      $443,093     $     -     $     -    $      -    $      -
  State Street S&P 500 Fund                                       -           -           -           -     263,945
  State Street Long Bond Fund                                     -           -           -           -           -
  State Street Money Market Fund                                  -           -           -           -           -
  State Street Balanced Fund                                      -           -           -           -           -
  Contracts with insurance companies and banks                    -           -           -           -           -
  Short-term investments                                        435           -           -           -           -
                                                         -----------  ----------  ---------- -----------  ----------
    Total Investments                                       443,528           -           -           -     263,945

Employee contribution receivable (Forfeiture credits)           909           -          (2)          -       1,339
Fund and other transfers receivable - net                       767           -           2           -         667
Dividends and interest receivable                             5,451           -           -           -           -
                                                         -----------  ----------  ---------- -----------  ----------
    Total Assets                                            450,655           -           -           -     265,951
                                                         -----------  ----------  ---------- -----------  ----------
             LIABILITIES:
Distributions payable (Note 2)                                    -           -           -           -           -
Fund and other transfers payable - net                            -           -           -           -           -
Payable for investments purchased                                 -           -           -           -           -
Fees payable                                                     18           -           -           -          13
                                                         -----------  ----------  ---------- -----------  ----------
    Total Liabilities                                            18           -           -           -          13
                                                         -----------  ----------  ---------- -----------  ----------
Net assets available for Plan benefits                     $450,637     $     -     $     -    $      -    $265,938
                                                         ===========  ==========  ========== ===========  ==========

The accompanying notes are an integral part of the financial statements.

                        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
                                         STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                          December 31, 1992
                                                        (Dollars in thousands)
                                                          Interest                   Money
                                                           Income        Bond        Market     Balanced    Grand
             ASSETS:                                        Fund         Fund         Fund        Fund      Total
                                                         -----------  ----------  ----------  ---------- -----------
Investments at fair value (cost $1,020,977)
  Pacific Telesis Group common shares                      $      -     $     -    $      -    $      -  $  443,093
  State Street S&P 500 Fund                                       -           -           -           -     263,945
  State Street Long Bond Fund                                     -      31,474           -           -      31,474
  State Street Money Market Fund                                  -           -      49,780           -      49,780
  State Street Balanced Fund                                      -           -           -     145,648     145,648
  Contracts with insurance companies and banks              240,519           -           -           -     240,519
  Short-term investments                                     22,701           -           -         207      23,343
                                                         -----------  ----------  ----------  ---------- -----------
    Total Investments                                       263,220      31,474      49,780     145,855   1,197,802


Employee contributions receivable (Forfeiture credits)          (21)        203         545         982       3,955
Fund and other transfers receivable - net                         -         493           -       1,633       3,562
Dividends and interest receivable                             1,787           -         190           -       7,428
                                                         -----------  ----------  ----------  ---------- -----------
    Total Assets                                            264,986      32,170      50,515     148,470   1,212,747
                                                         -----------  ----------  ----------  ---------- -----------
             LIABILITIES:
Distributions payable (Note 2)                                    -           -           -           -           -
Fund and other transfers payable - net                        2,558           -       1,120           -       3,678
Payable for investments purchased                                 1           -         190           -         191
Fees payable                                                     10           4           4           4          53
                                                         -----------  ----------  ----------  ---------- -----------
    Total Liabilities                                         2,569           4       1,314           4       3,922
                                                         -----------  ----------  ----------  ---------- -----------
Net assets available for Plan benefits                     $262,417     $32,166     $49,201    $148,466  $1,208,825
                                                         ===========  ==========  ==========  ========== ===========

The accompanying notes are an integral part of the financial statements.

                        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
                                    STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                 for the year ended December 31, 1993
                                                        (Dollars in thousands)
                                                                        Company                Interest
                                                                         Stock      Equity      Income       Bond
                                                                         Fund        Fund        Fund        Fund
                                                                     ----------- ----------- ----------- -----------
Net assets available for Plan benefits, January 1, 1993,
  as previously reported                                               $447,626    $264,989    $260,281    $ 32,040
Add: Adjustment for the cumulative effect on prior years of
  applying retroactively the new method of accounting for
  distributions payable (Note 2)                                          3,011         949       2,136         126
                                                                     ----------- ----------- ----------- -----------
Net assets available for Plan benefits, January 1, 1993,
  as adjusted                                                           450,637     265,938     262,417      32,166
                                                                     ----------- ----------- ----------- -----------
Employee contributions                                                   19,058      19,698          16       2,841

Investment income:
  Dividends on Pacific Telesis Group common shares                       22,523           -           -           -
  Other dividends                                                             -           1           -           -
  Interest                                                                   60           6      18,245           1

Net appreciation (depreciation) of investments (Note 6)                 100,499      27,312           -       3,116

Transfers of participants' balances, net                                 23,500      (7,369)    (21,288)     (2,643)
                                                                     ----------- ----------- ----------- -----------
  Total Additions (Deductions), net                                     165,640      39,648      (3,027)      3,315

  Less: Distributions to participants (Note 2)                           22,942      10,328      11,525       1,411
        Fees                                                                330         215         189          36
                                                                     ----------- ----------- ----------- -----------
Net increase (decrease)                                                 142,368      29,105     (14,741)      1,868
                                                                     ----------- ----------- ----------- -----------
Net assets available for Plan benefits, December 31, 1993              $593,005    $295,043    $247,676    $ 34,034
                                                                     =========== =========== =========== ===========

The accompanying notes are an integral part of the financial statements.

                        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
                                    STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                 for the year ended December 31, 1993
                                                        (Dollars in thousands)
                                                                                    Money
                                                                                    Market     Balanced      Grand
                                                                                     Fund        Fund        Total
                                                                                 ----------- ----------- -----------
Net assets available for Plan benefits, January 1, 1993,
  as previously reported                                                           $ 48,814    $147,821  $1,201,571
Add: Adjustment for the cumulative effect on prior years of
  applying retroactively the new method of accounting for
  distributions payable (Note 2)                                                        387         645       7,254
                                                                                 ----------- ----------- -----------
Net assets available for Plan benefits, January 1, 1993,
  as adjusted                                                                        49,201     148,466   1,208,825
                                                                                 ----------- ----------- -----------
Employee contributions                                                                7,229      14,264      63,106

Investment income:
  Dividends on Pacific Telesis Group common shares                                        -           -      22,523
  Other dividends                                                                         -           -           1
  Interest                                                                            1,825           4      20,141

Net appreciation (depreciation) of investments (Note 6)                                   -      19,926     150,853

Transfers of participants' balances, net                                               (923)     12,331       3,608
                                                                                 ----------- ----------- -----------
  Total Additions (Deductions), net                                                   8,131      46,525     260,232

  Less: Distributions to participants (Note 2)                                        3,206       6,649      56,061
        Fees                                                                             52         130         952
                                                                                 ----------- ----------- -----------
Net increase (decrease)                                                               4,873      39,746     203,219
                                                                                 ----------- ----------- -----------
Net assets available for Plan benefits, December 31, 1993                          $ 54,074    $188,212  $1,412,044
                                                                                 =========== =========== ===========

The accompanying notes are an integral part of the financial statements.

                        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
                                    STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                 for the year ended December 31, 1992
                                                        (Dollars in thousands)
                                                                                 Diversified             Diversified
                                                                        Company   Telephone   Government    Equity
                                                                         Stock    Portfolio  Obligations   Portfolio     Equity
                                                                         Fund        Fund        Fund        Fund         Fund
                                                                     ----------- ----------- ----------- ----------- -----------
Net assets available for Plan benefits, January 1, 1992,
  as previously reported                                               $509,437   $ 104,229    $ 83,502   $ 188,656    $      -
Add: Adjustment for the cumulative effect on prior years of
  applying retroactively the new method of accounting for
  distributions payable (Note 2)                                         24,578       4,061       3,763       7,517           -
                                                                     ----------- ----------- ----------- ----------- -----------
Net assets available for Plan benefits, January 1, 1992,
  as adjusted                                                           534,015     108,290      87,265     196,173           -
                                                                     ----------- ----------- ----------- ----------- -----------
Employee contributions                                                   21,465           -       2,274       7,013       8,014
Investment income:
  Dividends on Pacific Telesis Group common shares                       22,244         196           -           -           -
  Other dividends                                                             -       2,339           -           -           -
  Interest                                                                  361          97       3,125       3,056           2
Net appreciation (depreciation) of investments (Note 6)                  (8,699)     (2,899)       (128)     (1,703)     17,651
Transfers of participants' balances, net                                (42,710)    (96,350)    (82,466)   (183,359)    246,350
                                                                     ----------- ----------- ----------- ----------- -----------
  Total Additions (Deductions), net                                      (7,339)    (96,617)    (77,195)   (174,993)    272,017

  Less: Distributions to participants (Note 2)                           75,998      11,666      10,055      21,162       6,048
        Fees                                                                 41           7          15          18          31
                                                                     ----------- ----------- ----------- ----------- -----------
Net increase (decrease)                                                 (83,378)   (108,290)    (87,265)   (196,173)    265,938
                                                                     ----------- ----------- ----------- ----------- -----------
Net assets available for Plan benefits,
  December 31, 1992, as adjusted                                       $450,637   $       -    $      -   $       -    $265,938
                                                                     =========== =========== =========== =========== ===========

The accompanying notes are an integral part of the financial statements.

                        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
                                    STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                 for the year ended December 31, 1992
                                                        (Dollars in thousands)
                                                                       Interest                 Money
                                                                        Income       Bond       Market      Balanced     Grand
                                                                         Fund        Fund        Fund        Fund        Total
                                                                     -----------  ----------  ----------  ---------- -----------
Net assets available for Plan benefits, January 1, 1992.
  as previously reported                                               $294,798     $     -     $     -    $      -  $1,180,622
Add: Adjustment for the cumulative effect on prior years of
  applying retroactively the new method of accounting for
  distributions payable (Note 2)                                         13,717           -           -           -      53,636
                                                                     -----------  ----------  ----------  ---------- -----------
Net assets available for Plan benefits, January 1, 1992,
  as adjusted                                                           308,515           -           -           -   1,234,258
                                                                     -----------  ----------  ----------  ---------- -----------
Employee contributions                                                    7,999       1,164       3,490       5,837      57,256
Investment income:
  Dividends on Pacific Telesis Group
    common shares                                                             -           -           -           -      22,440
  Other dividends                                                             -           -           -           -       2,339
  Interest                                                               22,629           1         468           3      29,742
Net appreciation (depreciation) of investments (Note 6)                       -       1,034           -       5,476      10,732
Transfers of participants' balances, net                                (35,611)     30,704      47,076     139,684      23,318
                                                                     -----------  ----------  ----------  ---------- -----------
  Total Additions (Deductions), net                                      (4,983)     32,903      51,034     151,000     145,827

  Less: Distributions to participants (Note 2)                           41,032         737       1,808       2,534     171,040
        Fees                                                                 83           -          25           -         220
                                                                     -----------  ----------  ----------  ---------- -----------
Net increase (decrease)                                                 (46,098)     32,166      49,201     148,466     (25,433)
                                                                     -----------  ----------  ----------  ---------- -----------
Net assets available for Plan benefits,
  December 31, 1992, as adjusted                                       $262,417     $32,166     $49,201    $148,466  $1,208,825
                                                                     ===========  ==========  ==========  ========== ===========

The accompanying notes are an integral part of the financial statements.


                        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
                                    STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                 for the year ended December 31, 1991
                                                        (Dollars in thousands)
                                                           Pacific   Diversified             Diversified
                                                           Telesis    Telephone   Government    Equity    Guaranteed
                                                            Group     Portfolio  Obligations  Portfolio    Interest
                                                         Shares Fund     Fund        Fund        Fund         Fund      Total
                                                         ----------- ----------- -----------  ---------- ----------- -----------
Net assets available for Plan benefits,
  January 1, 1991, as previously reported                  $564,644    $117,381     $65,090    $123,225    $249,917  $1,120,257
Add: Adjustment for the cumulative effect on prior
  years of applying retroactively the new method
  of accounting for distributions payable (Note 2)            6,333       1,662         775       1,125       4,010      13,905
                                                         ----------- ----------- -----------  ----------  ---------- -----------
Net assets available for Plan benefits,
  January 1, 1991, as adjusted                              570,977     119,043      65,865     124,350     253,927   1,134,162
                                                         ----------- ----------- -----------  ----------  ---------- -----------
Employee contributions                                       35,683           -       3,731       9,868      17,350      66,632
Investment income:
  Dividends on Pacific Telesis Group common shares           26,026         567           -           -           -      26,593
  Other dividends                                                 -       4,877           -           -           -       4,877
  Interest                                                      304          54       5,567       4,942      23,596      34,463
Net appreciation (depreciation) of
  investments (Note 6)                                       (9,140)      5,273       2,426      34,531           -      33,090
Transfers of participants' balances, net                    (58,405)    (13,933)     13,644      29,453      29,873         632
                                                         ----------- ----------- ----------- -----------  ---------- -----------
  Total Additions (Deductions), net                          (5,532)     (3,162)     25,368      78,794      70,819     166,287

  Less: Distributions to participants (Note 2)               31,396       7,578       3,934       6,928      16,110      65,946
        Fees                                                     34          13          34          43         121         245
                                                         ----------- ----------- ----------- -----------  ---------- -----------
Net increase (decrease)                                     (36,962)    (10,753)     21,400      71,823      54,588     100,096
                                                         ----------- ----------- ----------- -----------  ---------- -----------
Net assets available for Plan benefits,
  December 31, 1991, as adjusted                           $534,015    $108,290     $87,265    $196,173    $308,515  $1,234,258
                                                         =========== =========== =========== ===========  ========== ===========

The accompanying notes are an integral part of the financial statements.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
                         NOTES TO FINANCIAL STATEMENTS

1.  Plan Description
    ----------------

    The following description of the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees (the "Plan") provides only general information. For a more complete description of the Plan's provisions, including the income tax consequences of receiving distributions from the Plan, participants should refer to the plan documents or the prospectus and summary plan description dated January 1991, as amended.

    A.  General

    The Plan was established by Pacific Telesis Group (the "Corporation") to provide a convenient way for eligible employees to save on a regular and long-term basis and to supplement retirement income. The Plan and the Pacific Telesis Group Supplemental Retirement and Savings Plan for Nonsalaried Employees incorporate a leveraged employee stock ownership plan called the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried and Nonsalaried Employees-Leveraged ESOP (the "LESOP") to provide for company matching allocations. The LESOP allows the Plan to borrow money to purchase Pacific Telesis Group shares, which are held initially in a suspense account under the Plan. As the Plan pays off the loan with company contributions, shares are released from the suspense account and allocated to employees' accounts.

    B.  Employee Contributions and Employing Company Matching Allocations

    Employee Contributions - Salaried employees of the Corporation and its participating subsidiaries (the "Employing Company") are eligible to participate in the Plan after completing one year of service. Eligible employees may authorize a basic deduction of up to 6% of salary in 1% increments. If the employee has authorized the maximum basic deduction of 6%, a supplemental deduction may also be authorized which, when added to the basic deduction of 6%, results in a total deduction of not more than 16% of salary. Basic and supplemental deductions may be made on an after-tax or before-tax basis, as elected by the employee. The employee may change the rate of employee deductions as of the first payroll period ending in any month subject to a maximum of three elections per year. The election must be made at least five days before the beginning of any month to be effective for that month.

    Employee deductions on a before-tax basis are limited to an annual maximum, adjusted for inflation ($9,240 for 1994, $8,994 for 1993 and $8,728 for 1992). Salary eligible for deductions is limited to an annual maximum, adjusted for inflation ($150,000 for 1994, $235,840 for 1993 and $228,860 for 1992).

    Employing Company Matching Allocations - Each participant receives a "matching" allocation equal to 66-2/3% of the employee's basic deductions. A matching allocation is not made with respect to supplemental deductions.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)

1.  Plan Description (Continued)
    ----------------------------

    The matching allocation is made to the Savings Match Stock account under the LESOP.

    Rollover Contributions - Salaried employees with less than one year of service may elect to roll over a distribution from another qualified plan to the Plan prior to the time the employee becomes an eligible employee. Participants who retire and elect a cashout from the Pacific Telesis Group Pension Plan for Salaried Employees may roll over the cashout to the Plan. The amount rolled over will be credited to the employee's account as of the last day of the month in which the rollover was received.

    C.  Investment Directions

    Employees may elect that their payroll deductions be invested in any of the following funds, in 10% increments, with elections totalling 100%.

    (a) the Company Stock Fund;

    (b) the Equity Fund;

    (c) the Bond Fund;

    (d) the Money Market Fund;

    (e) the Balanced Fund.


    Employing Company matching allocations under the LESOP are invested only in Pacific Telesis Group shares.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)

1.  Plan Description (Continued)
    ----------------------------

    The Corporation amended the Plan effective July 1, 1992 to offer three new investment options, namely the Bond Fund, the Money Market Fund, and the Balanced Fund, and to rename three funds, namely the Guaranteed Interest Fund, the Diversified Equity Portfolio Fund, and the Pacific Telesis Group Shares Fund as the Interest Income Fund, the Equity Fund, and the Company Stock Fund, respectively. In addition, two investment options - the Government Obligations Fund and the Diversified Telephone Portfolio Fund - were liquidated and their remaining account balances transferred into the Money Market Fund and the Company Stock Fund, respectively, unless elections were made by employees to direct their funds into other available investment options. The Interest Income Fund was closed to new contributions and investment transfers as of June 30, 1992.

    Once in any three-month period, participants can transfer all or a portion of their investment in an investment fund to another permitted investment fund or combination of investment funds. Transfers may be made by telephoning PIN (Participant Inquiry Network) on or before the effective date of transfer (last day of the month). Participants may make transfers among certain funds in 5% increments. However, Pacific Telesis Group shares held in the LESOP are not transferable to the Plan's investment funds.

    Effective March 31, 1994, the Corporation has amended the Plan to add a new investment fund, the AirTouch Stock Fund. This new fund will be established upon the separation of PacTel Corporation from Pacific Telesis Group on April 1, 1994, and will consist of AirTouch common shares attributable to the shares of Pacific Telesis Group held in the Company Stock Fund and AirTouch common shares transferred from the LESOP. The Plan will allow fund transfers out of the AirTouch Stock Fund to any other investment fund option, except the Interest Income Fund, as of the end of any month. The once-every-three-months transfer limit described above will continue to apply to the other investment funds. The AirTouch Stock Fund will be closed to new contributions and investment transfers after March 31, 1994.


    D.  Vesting and Forfeitures

    Employee deduction accounts are always fully vested and nonforfeitable. Employing Company matching accounts (the Savings Plan's matching account and the LESOP's Savings Match Stock account) attributable to employees' before-tax basic deductions are also fully vested and nonforfeitable. Employing Company matching accounts attributable to employees' after-tax basic deductions are fully vested after a participant either completes three years of service or reaches age 65 while employed. Such accounts are also fully vested upon termination of employment due to retirement, disability, death, termination under certain severance pay plans, or termination due to a layoff.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)

1.  Plan Description (Continued)
    ----------------------------

    The nonvested portion of the Employing Company matching accounts attributable to after-tax deductions is forfeited upon termination of employment or withdrawal of after-tax basic deductions made in the current or two preceding years. Generally, an employee may restore any forfeiture caused by a withdrawal or distribution by making a lump sum payment within five years equal to the portion of the distribution or withdrawal attributable to after-tax deductions and related Employing Company matching allocations. Forfeitures are automatically restored if the employee did not receive a distribution upon termination of employment and is reemployed within five years. Forfeitures from the LESOP's Savings Match Stock Accounts are applied toward subsequent matching allocations, and forfeitures, if any, arising from the Savings Plan's matching account are applied to pay trustee fees.


    E.  Withdrawals and Distributions

    In-Service Withdrawals - Once in any six-month period, a participant while still employed may elect to withdraw all or part of his or her account as follows:

    o The value of after-tax supplemental deductions (and post-1986 earnings), after-tax basic deductions (and post-1986 earnings) made more than two calendar years before the year of withdrawal, after-tax vested Employing Company matching allocations made more than two calendar years before the year of withdrawal, and rollover contributions may be withdrawn without penalty. The value of after-tax basic deductions made in the current and two preceding plan years may be withdrawn only in a total withdrawal of all available after-tax accounts. If a total withdrawal is made, the value of any nonvested Employing Company matching allocations will be forfeited and Employing Company matching allocations will be suspended for six months following the withdrawal date. However, employee deductions may continue during the suspension period. A partial withdrawal must be a minimum of $300 and a multiple of $50. Employees do not need to specify the actual dollar amount of a total withdrawal of after-tax accounts.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)

1.  Plan Description (Continued)
    ----------------------------

    o The value of before-tax deductions and before-tax Employing Company matching allocations may be withdrawn, in total or in a partial withdrawal of at least $300 and a multiple of $50, by employees who have attained age 59-1/2. However, such withdrawals may not be made by employees who have not yet attained age 59-1/2, except in the event of a hardship which is created by the purchase cost of a primary residence, current year expenses of post-secondary education, eviction or foreclosure on a principal residence, unreimbursed medical expenses, and certain federal and state income taxes attributable to post-1991 hardship withdrawals. The employee must demonstrate that no other resources are available to meet the need, and the reason given and amount requested must be approved by the Savings Plans Committee. A hardship withdrawal must be at least $300 and a multiple of $50. Post-1988 earnings on employee before-tax deductions are not available for hardship withdrawal.

    Distribution upon Termination of Employment - A participant who has terminated employment is entitled to a distribution of his or her vested accounts as follows:

    o If the employee terminated employment for reasons other than retirement on a service pension or disability, the employee may elect to receive a distribution in a single sum payment at any time between termination and attainment of age 65. However, if the employee's vested account has a value of less than $3,500, the account is distributed automatically following termination of employment.

    o If the employee terminates employment on account of retirement on a service pension or disability, the employee may elect to receive a distribution in a single sum payment or in annual installments over a period of years not to exceed the employee's life expectancy, commencing at any time between termination of employment and April 1 following the attainment of age 70-1/2. Participants on leaves of absence after expiration of short-term disability benefits are treated as though their employment terminated and they are eligible for a distribution.

    o Effective January 1, 1993, an employee who terminates for any reason may elect to transfer all or part of his or her account, except for the amount of the employee's after-tax contributions and distributions required after age 70-1/2, from the Plan to another qualified plan in a trustee to trustee transfer or within 60 days to an Individual Retirement Arrangement or other qualified plan, in lieu of receiving a lump sum distribution.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)

1.  Plan Description (Continued)
    ----------------------------

    Distributions Upon Death - The designated beneficiary or beneficiaries of participants who die before the effective date of the distribution will receive the entire amount of their vested accounts, as soon as practicable after the participant's death, in a single sum payment or in two annual installments (if the participant so elected before 1985). Effective June 1, 1992, a beneficiary may elect a single sum payment in lieu of the installment method.

    Age 70-1/2 Distributions During Employment - Employees who remain employed after attaining age 70-1/2 will automatically receive distributions in annual installments beginning not later than April 1 of the following year.

    Form of Payment - Distributions as well as withdrawals are valued as of the end of the month in which they are requested (some exceptions apply). Withdrawals and distributions are made in cash, except a participant or beneficiary may choose to receive cash or shares from amounts invested in the Company Stock Fund or the LESOP. Effective March 31, 1994, a participant or beneficiary may also choose to receive cash or shares from amounts invested in the AirTouch Stock Fund.

    F.  Tax Consequences of Participation

    Employees may designate their basic and supplemental deductions as before-tax or after-tax, or as a combination of both. The before-tax basic and supplemental deductions are intended as contributions under a salary deferral arrangement qualified under Section 401(k) of the Internal Revenue Code. Under such an arrangement, the employee's before-tax deductions are considered a reduction in taxable compensation and are treated as employer contributions to the Plan (rather than employee contributions). Before-tax deductions reduce the employee's W-2 compensation for federal income tax purposes and for the income tax purposes of California and most other states. However, withdrawals of before-tax contributions are subject to severe restrictions while the employee is in-service (see "Withdrawals and Distributions").

    Employees will not have taxable income as a result of Employing Company contributions (including the employee's before-tax deductions that are treated as employer contributions or allocations) or earnings on Plan assets before the amounts are distributed from the Plan. When a participant receives a distribution from the Plan other than in a direct rollover transfer, the distribution may be partially or fully subject to federal and state income taxes depending on the extent it represents a return of the employee's after-tax contributions and on whether the participant has elected to receive shares of appreciated stock.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)

1.  Plan Description (Continued)
    ----------------------------

    In addition to any regular income tax that may be due, a 10% additional federal tax (and a similar 2-1/2% additional California tax) generally applies to taxable distributions received prior to age 59-1/2. However, the taxable portion of certain eligible distributions may be rolled over to an Individual Retirement Arrangement or other qualified plan within 60 days following distribution or, effective January 1, 1993, directly from the Plan in a trustee to trustee transfer, in which case any current regular income tax and additional tax will be avoided. Five-or ten-year averaging may be available in some circumstances to determine the income tax on the taxable portion of a lump sum distribution, but only if no part of the distribution is rolled over.

    The preceding general discussion does not cover all tax aspects of participation in the Plan. Participants should refer to the current prospectus and summary plan description for additional information on the income and estate tax consequences of withdrawals and distributions from the Plan. As the tax laws are complex and frequently change, participants or beneficiaries should consult a qualified tax advisor to obtain current information as well as advice that is tailored to their particular circumstances.

2.  Summary of Accounting Policies
    ------------------------------

    Investments are carried at their estimated fair values determined as follows:

    o Pacific Telesis Group common shares in the Company Stock Fund and the LESOP are valued at the last published sales prices at the end of each Plan year as reported on the composite tape of the New York Stock Exchange.

    o The Plan's investments in the Bond Fund, Money Market Fund, Balanced Fund, and Equity Fund are stated at the fair values of the total units of participation held by the Plan in each of these trust funds. The fair values of the units of participation held by the Plan are established by Bankers Trust Company, the Plan's trustee, and reflect the market values of each fund's underlying assets, as reported by the investment manager, State Street Asset Management, a subsidiary of State Street Bank and Trust. The Bond Fund invests primarily in long-term obligations, including U.S. Government and government agency debts, and corporate bonds; the Money Market Fund invests primarily in short-term debts of U.S. Government agencies and corporations; the Balanced Fund invests in a predetermined mix of large U.S. and international company stocks, high quality bonds, and money market instruments; the Equity Fund invests primarily in a broad mix of U.S. company common stocks.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)

2.  Summary of Accounting Policies (Continued)
    ------------------------------------------

    o The Plan's investments in the Interest Income Fund are valued at the amount of contributed principal plus reinvested interest less distributions. The Interest Income Fund invests in contracts with insurance companies, banks or other financial institutions, savings accounts, certificates of deposit, obligations of the United States government or other credit worthy organizations, commercial paper, corporate bond or other debt obligations, as well as other fixed income investments (subject to any guidelines adopted by the Corporation) which guarantee by agreement the repayment of principal plus interest.

    In accordance with the policy of stating investments at fair value, net unrealized appreciation (depreciation), in addition to realized gains and losses, is included in the net change in appreciation (depreciation) of investments presented in the accompanying financial statements, where appropriate for the asset being valued.

    Dividend income is recorded on the ex-dividend date. Interest earned on investments is recorded on the accrual basis.

    Purchases and sales of securities are reflected as of the trade date.

    Amounts allocated to accounts of participants who have elected to withdraw from the Plan but who were not paid as of the year-end are included in net assets available for benefits. In 1992 and prior years, these amounts were reflected as distributions payable in the statement of net assets available for plan benefits and as distributions to participants in the statement of changes in net assets available for plan benefits. In 1993, the American Institute of Certified Public Accountants (AICPA) established a new guideline for the treatment of these amounts. The new guideline states that the Plan should not reflect these amounts as a liability on the statement of net assets. The 1992 statement of net assets available for plan benefits and the 1992 and 1991 statements of changes in net assets available for plan benefits have therefore been restated to retroactively reflect this accounting change. The effect of the restatement was to reduce the benefits payable and increase net assets available for plan benefits by $7,254,000 and $53,636,000 for 1992 and 1991, respectively.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)

2.  Summary of Accounting Policies (Continued)
    ------------------------------------------

    The Department of Labor requires these amounts to be reported as a liability on the Form 5500. The following reconciles net assets available for benefits between these financial statements and the Form 5500 as of December 31 (dollars in thousands):

                                                    1993          1992
                                               ------------ -------------

        Net assets available for plan
           benefits per financial statements    $1,412,044    $1,208,825
        Benefits due for participant
           withdrawal/distribution                 (10,432)       (7,254)
                                               ------------  ------------
        Net assets available for Plan
           benefits per Form 5500               $1,401,612    $1,201,571
                                               ============  ============

    Similarly, the 1993 distributions to participants amount reflected in the statement of changes in net assets available for benefits is reconciled to the Form 5500 as follows (dollars in thousands):
                                                                1993
                                                           --------------
        Distributions to participants per
           financial statements                                $56,061
        Benefits due:
           Beginning of year                                    (7,254)
           End of year                                          10,432
                                                           --------------
        Distributions to participants per Form 5500            $59,239
                                                           ==============

Additionally, certain reclassifications have been made in the 1992 statement of net assets for Plan benefits to conform to the presentation used in 1993. There was no impact on previously reported net assets available for plan benefits other than the retroactive restatement resulting from the change in accounting principle noted above.

3.  Participant Accounts
    --------------------

    Employee  deductions  are  credited  to the  employee's  before-tax  basic account, before-tax supplemental account, after-tax basic account and after-tax supplemental account, as appropriate. Employer matching contributions made for periods before March 1, 1990 were credited to the employees' after-tax company account and before-tax company account, as appropriate.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)



3.  Participant Accounts (Continued)
    -------------------------------

    An  employee's interest  in  the  accounts  is  represented  by  units  of participation ("Units") in each investment fund in which the employee participates. Monthly, a participant's account is credited with Units in each fund to which the participant's payroll deductions have been directed. The number of Units credited is based upon each respective fund's current Unit value which is determined as of the end of each month. A fund's Unit value is based upon the fair value of the underlying assets and will reflect any unrealized appreciation or depreciation of the fund's assets. The determination of monthly Unit values also results in an allocation to the participant's account of a proportionate share of the monthly earnings (or losses) of each fund based upon the extent of the employee's participation (number of Units held) relative to the number of Units held by all participants in the respective fund.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)

3.  Participant Accounts (Continued)
    -------------------------------

    The number and value of Units at December 31, 1993 and 1992 were as follows:






                                                   December 31, 1993
                                                   -----------------
                                            Number of Units
                                            (in thousands)  Value per Unit
                                           ---------------- --------------
    Company Stock Fund*                          92,363         $ 6.3708
    Equity Fund**                                28,253         $10.3684
    Interest Income Fund ***                     58,827         $ 4.1725
    Bond Fund                                    29,644         $ 1.1377
    Money Market Fund                            50,458         $ 1.0648
    Balanced Fund                               159,521         $ 1.1744




                                                   December 31, 1992
                                                   -----------------
                                            Number of Units
                                            (in thousands)  Value per Unit
                                            --------------  --------------
    Company Stock Fund*                          89,570        $4.9975
    Equity Fund**                                28,123        $9.4223
    Interest Income Fund***                      66,938        $3.8884
    Bond Fund                                    30,927        $1.0360
    Money Market Fund                            47,833        $1.0205
    Balanced Fund                               142,081        $1.0404






      *  Formerly known as the Pacific Telesis Group Shares Fund
     **  Formerly known as the Diversified Equity Portfolio Fund
    ***  Formerly known as the Guaranteed Interest Fund

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)

4.  Participation by Investment Direction
    -------------------------------------

    The number of active employees contributing to the Plan as of December 31, 1993 and 1992 by each investment direction were as follows:


                                                            December 31,
                                                         -----------------
                                                            1993     1992
                                                         -------- --------
    Entirely in the Company Stock Fund                     2,689     2,461
    Entirely in the Equity Fund                            1,083     1,086
    Entirely in the Bond Fund                                 40        44
    Entirely in the Money Market Fund                        580       685
    Entirely in the Balanced Fund                            705       700
    10% increments totalling 100% in the Company Stock
       Fund and the Equity Fund                            1,043       965
    10% increments totalling 100% in the Company Stock
       Fund and the Money Market Fund                        761       822
    10% increments totalling 100% in the Company Stock
       Fund and the Bond Fund                                 51        44
    10% increments totalling 100% in the Company Stock
       Fund and the Balanced Fund                            471       391
    10% increments totalling 100% in the Equity Fund
       and the Money Market Fund                             272       333
    10% increments totalling 100% in the Equity Fund
       and the Bond Fund                                     134       137
    10% increments totalling 100% in the Equity Fund
       and the Balanced Fund                               1,414     1,363
    10% increments totalling 100% in the Money Market
       and the Bond Fund                                      41        45
    10% increments totalling 100% in the Money Market
       and the Balanced Fund                                 100       121
    10% increments totalling 100% in the Bond Fund
       and the Balanced Fund                                 107       108
    10% increments totalling 100% in the Company Stock
       Fund, the Equity Fund and the Money Market Fund       363       418
    10% increments totalling 100% in the Company Stock
       Fund, the Equity Fund and the Bond Fund                73        58
    10% increments totalling 100% in the Company Stock
       Fund, the Equity Fund and the Balanced Fund         1,054       902
    10% increments totalling 100% in the Company Stock
       Fund, the Money Market Fund and the Bond Fund          20        19
    10% increments totalling 100% in the Company Stock
       Fund, the Money Market Fund and the Balanced Fund      95        83
    10% increments totalling 100% in the Company Stock
       Fund, the Bond Fund and the Balanced Fund              79        72

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)

4.  Participation by Investment Direction (Continued)
    ------------------------------------------------
                                                            December 31,
                                                         -----------------
                                                            1993     1992
                                                         -------- -------
    10% increments totalling 100% in the Equity Fund,
       the Money Market Fund and the Bond Fund                47        52
    10% increments totalling 100% in the Equity Fund,
       the Money Market Fund and the Balanced Fund           145       170
    10% increments totalling 100% in the Equity Fund,
       the Bond Fund and the Balanced Fund                   441       450
    10% increments totalling 100% in the Money Market
       Fund, the Bond Fund and the Balanced Fund              61        69
    10% increments totalling 100% in the Company Stock
       Fund, the Equity Fund, the Money Market Fund
       and the Bond Fund                                      25        18
    10% increments totalling 100% in the Company Stock
       Fund, the Equity Fund, the Money Market Fund
       and the Balanced Fund                                 137       117
    10% increments totalling 100% in the Company Stock
       Fund, the Equity Fund, the Bond Fund and the
       Balanced Fund                                         275       213
    10% increments totalling 100% in the Company Stock
       Fund, the Money Market Fund, the Bond Fund and
       the Balanced Fund                                      19        22
    10% increments totalling 100% in the Equity Fund,
       the Money Market Fund, the Bond Fund and the
       Balanced Fund                                         189       222
    10% increments totalling 100% in the Company Stock
       Fund, the Equity Fund, the Money Market Fund,
       the Bond Fund and the Balanced Fund                   279       227
                                                         -------- --------
       Total Employees Contributing                       12,793    12,417
                                                         ======== ========

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)


5.  Tax Status
    ----------

    The Internal Revenue Service issued a determination letter on May 4, 1993, stating that the Plan, as amended effective January 1, 1993, meets the requirements of a qualified plan under Sections 401(a) and 401(k) of the Internal Revenue Code (the "Code") and is exempt from federal income taxes under Section 501(a) of the Code.

                                    PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                                                        FOR SALARIED EMPLOYEES
                                              NOTES TO FINANCIAL STATEMENTS (Continued)

6.  Net Appreciation (Depreciation) of Investments
    ----------------------------------------------
    During the years ended December 31, 1993, 1992 and 1991, the net appreciation (depreciation) of investments, including both net realized and unrealized amounts, was as follows (Dollars in thousands):
                                                                                 Diversified             Diversified
                                                                                  Telephone  Government     Equity
                                                                       Company    Portfolio  Obligations  Portfolio     Equity
                                                                      Stock Fund    Fund        Fund         Fund        Fund
                                                                     ----------- ----------- ----------- -----------  ----------
    1993
    ----
    Common Stock                                                       $100,499    $      -     $     -    $      -    $      -
    Bank Common and Commingled Trust Funds                                    -           -           -           -      27,312
    Insurance Contracts                                                       -           -           -           -           -
                                                                     ----------- ----------- ----------- -----------  ----------
         Net Appreciation                                              $100,499    $      -     $     -    $      -    $ 27,312
                                                                     =========== =========== =========== ===========  ==========
    1992
    ----
    Common Stock                                                       $ (8,699)   $ (2,899)    $     -    $      -    $      -
    Bank Common and Commingled Trust Funds                                    -           -        (128)     (1,703)     17,651
    Insurance Contracts                                                       -           -           -           -           -
                                                                     ----------- ----------- ----------- -----------  ----------
         Net Appreciation (Depreciation)                               $ (8,699)   $ (2,899)    $  (128)   $ (1,703)   $ 17,651
                                                                     =========== =========== =========== ===========  ==========
    1991
    ----
    Common Stock                                                        $(9,140)   $  5,273     $     -    $      -    $      -
    Bank Common and Commingled Trust Funds                                    -           -       2,426      34,531           -
    Insurance Contracts                                                       -           -           -           -           -
                                                                     ----------- ----------- ----------- -----------  ----------
         Net Appreciation (Depreciation)                                $(9,140)   $  5,273     $ 2,426    $ 34,531    $      -
                                                                     =========== =========== =========== ===========  ==========

                                    PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                                                        FOR SALARIED EMPLOYEES
                                              NOTES TO FINANCIAL STATEMENTS (Continued)

6.  Net Appreciation (Depreciation) of Investments
    ----------------------------------------------

    During the years ended December 31, 1993, 1992 and 1991, the net appreciation (depreciation) of investments, including both net realized and unrealized amounts, was as follows (Dollars in thousands):

                                                                       Interest                 Money
                                                                        Income       Bond       Market    Balanced      Grand
                                                                         Fund        Fund        Fund       Fund        Total
                                                                     ----------- ----------- ----------- -----------  ----------
    1993
    ----
    Common Stock                                                       $      -    $      -    $      -    $      -    $100,499
    Bank Common and Commingled Trust Funds                                    -       3,116           -      19,926      50,354
    Insurance Contracts                                                       -           -           -           -           -
                                                                     ----------- ----------- ----------- -----------  ----------
         Net Appreciation                                              $      -    $  3,116    $      -    $ 19,926    $150,853
                                                                     =========== =========== =========== ===========  ==========
    1992
    ----
    Common Stock                                                       $      -    $      -    $      -    $      -    $(11,598)
    Bank Common and Commingled Trust Funds                                    -       1,034           -       5,476      22,330
    Insurance Contracts                                                       -           -           -           -           -
                                                                     ----------- ----------- ----------- -----------  ----------
         Net Appreciation                                              $      -    $  1,034    $      -    $  5,476    $ 10,732
                                                                     =========== =========== =========== ===========  ==========
    1991
    ----
    Common Stock                                                       $      -    $      -    $      -    $      -    $ (3,867)
    Bank Common and Commingled Trust Funds                                    -           -           -           -      36,957
    Insurance Contracts                                                       -           -           -           -           -
                                                                     ----------- ----------- ----------- -----------  ----------
         Net Appreciation                                              $      -    $      -    $      -    $      -    $ 33,090
                                                                     =========== =========== =========== ===========  ==========


        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)

7.  Plan Termination
    ----------------

    The Corporation, by action of the Board of Directors, may at any time terminate the making of deductions from salaries and pay of all participating employees and of contributions by the Employing Company in connection with the Plan. If at any time the profits of the Corporation and of the Subsidiaries of the Corporation which are joined (or could be joined) with it in a consolidated federal income tax return shall be less than twice the combined contributions of all such companies under the Plan and the Savings Plans since the preceding January 1, the making of deductions from salaries and pay of all participating employees in the Plan and of contributions by the Employing Company shall be terminated. No termination shall have the effect of diverting the amounts held by the Trustee for purposes other than as provided in the Plan.

    Generally, following such a termination of the making of deductions and of contributions by any Employing Company, such Employing Company may, at any time after such termination, determine that the Plan and related trust shall be liquidated as to such Employing Company, in which event distribution shall be made to each of its participating employees (or the person or persons entitled thereto) of all Units.

8.  LESOP Provisions of the Plan
    ----------------------------

    The Corporation's matching allocations are made through a trust for the LESOP. Banker's Trust Company, as Trustee of the Pacific Telesis Group Employee Stock Ownership Plan Master Trust, purchased 13,900,000 of the Corporation's treasury shares at a total price of $691,052,400, or $49.25 per share plus accrued dividends, using a promissory note from the Trust to the Corporation.

    Corporate contributions and dividends will repay the principal and interest on the LESOP loan. This will release shares of stock to be allocated to participants' accounts equal in value to the Corporation's matching obligation under the Plan. Shares will be valued at current market value.

    The 15-year promissory note is payable to the Corporation and matures January 2, 2005. The terms of the note require that annual principal and interest payments begin January 2, 1991. Interest payments are based upon a variable rate and are adjusted quarterly.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)

9.  Related Party Transactions
    --------------------------

    Trustee fees, other than fees attributable to the LESOP Savings Match Accounts, are first charged to forfeitures arising from the after-tax Savings Plan's matching accounts (but not the LESOP's Savings Stock Match Accounts) and the remainder is charged to the applicable Plan fund or is prorated among all Plan funds, except the LESOP fund, whichever is appropriate. Investment manager fees, fees charged by financial institutions in connection with the investment of any funds under the Plan, and certain administrative fees applicable to the Plan are charged to the applicable Plan fund(s). Brokerage fees, transfer taxes and other expenses incident to the purchase or sale of securities are considered part of the cost of the securities or a reduction in the sales price. Trustee fees and certain administrative fees with respect to the LESOP fund are paid by the Employing Company.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
          ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES



COMPANY STOCK FUND
(Dollars and shares in thousands)                December 31, 1993
                                  ----------------------------------------
                                   Percent   Number of
                                   of Fund   Shares or
                                     Net     Principal              Fair
Name of Issuer and Title of Issue  Assets     Amount      Cost      Value
- --------------------------------- --------- ---------- -------- ----------
Pacific Telesis Group common
  shares*                           97.7%
                                            10,677 shs $333,034   $579,230
Short-term investments               0.5%   $2,772        2,772      2,772
                                  ---------           --------- ----------

  Total Company Stock Fund          98.2%              $335,806   $582,002
                                  =========           --------- ----------



EQUITY FUND
(Dollars and units in thousands)                 December 31, 1993
                                  ----------------------------------------
                                   Percent   Number of
                                   of Fund    Units or
                                     Net     Principal              Fair
Name of Issuer and Title of Issue  Assets     Amount      Cost      Value
- --------------------------------- --------- ---------- --------- ---------
State Street S&P 500 Fund*          99.9%    4,237 unt  $252,578  $294,902
Short-term investments               0.4%    $1,047        1,047     1,047
                                  --------             --------- ---------

      Total Equity Fund            100.3%               $253,625  $295,949
                                  ========             --------- ---------



(See footnotes on page 35)

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
    ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES (Continued)


BOND FUND
(Dollars and units in thousands)             December 31, 1993
                                  ----------------------------------------
                                   Percent   Number of
                                   of Fund    Units or
                                     Net     Principal             Fair
Name of Issuer and Title of Issue  Assets      Amount     Cost     Value
- --------------------------------- --------  ---------- -------- ----------
State Street Bond Fund              99.6%    2,956 unt  $30,144    $33,884
Short-term investments               0.3%     $101          101        101
                                  --------             -------- ----------

Total Bond Fund                     99.9%               $30,245    $33,985
                                  ========             -------- ----------



MONEY MARKET FUND
(Dollars and units in thousands)             December 31, 1993
                                  ----------------------------------------
                                   Percent   Number of
                                   of Fund    Units or
                                     Net     Principal              Fair
Name of Issuer and Title of Issue  Assets      Amount     Cost      Value
- --------------------------------- --------  ---------- -------- ----------
State Street Money Market Fund      99.2%   53,641 unt  $53,641    $53,641
Short-term investments               0.3%     $150          150        150
                                  --------             -------- ----------

Total Money Market Fund             99.5%               $53,791    $53,791
                                  ========             -------- ----------



BALANCED FUND
(Dollars and units in thousands)             December 31, 1993
                                  ----------------------------------------
                                   Percent   Number of
                                   of Fund    Units or
                                     Net     Principal              Fair
Name of Issuer and Title of Issue  Assets      Amount     Cost      Value
- --------------------------------- --------  ---------- -------- ----------
State Street Balanced Fund*         98.7%   15,740 unt $160,748   $185,816

Short-term investments               0.2%     $310          310        310
                                  --------             -------- ----------

Total Balanced Fund                 98.9%              $161,058   $186,126
                                  ========             -------- ----------

(See footnotes on page 35)

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
    ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES (Continued)

INTEREST INCOME FUND
                                               December 31, 1993
(Dollars and shares in thousands)  ---------------------------------------
                                    Percent
                                    of Fund
                                      Net   Principal              Fair
Name of Issuer and Maturity Dates   Assets    Amount      Cost     Value
- ---------------------------------  -------- --------- --------- ----------
Contracts with insurance
  companies and banks:**
John Hancock (12/31/96)               10.0%   $24,852   $24,852     $24,852
Metropolitan Life Insurance
  Company (06/30/95-06/30/96)         15.3%    37,925    37,925      37,925
The Mutual Benefit Life
  Insurance Company ***                0.5%     1,179     1,179       1,179
Connecticut General Life
  Insurance Company
  (12/31/94-12/29/95)                 14.9%    36,882    36,882      36,882
Life Insurance of Georgia              3.7%     9,212     9,212       9,212
  (12/31/97)
Provident National Assurance           5.9%    14,633    14,633      14,633
  Company (12/31/97)
AETNA (12/31/98)                       6.5%    16,010    16,010      16,010
Lotsoff Capital Management             6.5%    16,063    16,063      16,063
  (06/30/98)
MONY (12/31/94)                        3.1%     7,619     7,619       7,619
Allstate Insurance Company            13.5%    33,372    33,372      33,372
  (06/30/96)
CNA (06/30/94)                         1.9%     4,789     4,789       4,789
Prudential Asset Management
  Group (06/30/96)                     5.5%    13,624    13,624      13,624
American International Life
  (06/30/97)                           3.4%     8,534     8,534       8,534
                                   --------           ---------  ----------
  Total contracts with insurance
    companies and banks               90.7%   224,694   224,694     224,694
                                   --------           ---------  ----------
  Short-term investments               3.3%     8,159     8,159       8,159
                                   --------           ---------  ----------
  Total Interest Income Fund          94.0%   232,853   232,853     232,853
                                   ========           ---------  ----------
    GRAND TOTAL                       98.1%          $1,067,378  $1,384,706
                                   ========           =========  ==========

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
    ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES (Continued)



- -------------------


Percentages represent the item's fair value as a percent of the applicable fund's Net Assets Available for Plan Benefits at December 31, 1993.

 * Investment represents 5% or more of the total Net Assets Available for Plan Benefits at December 31, 1993.

** The contracts with these insurance companies, banks and financial institutions guarantee the repayment of principal and the crediting of interest at a composite guaranteed interest rate in the range of 7.2% to 7.7% for 1993. The volume and timing of participating employee contributions and withdrawals may cause the actual yield to vary from this range. The composite guaranteed interest rate for 1994 is expected to fall within a range of approximately 6.5% to 7.0%. The rates in future years under new contracts may be higher or lower than these rates. The maturity value of each contract is based on the balance of the amount of contributed principal plus reinvested interest less distributions at the date of maturity.

*** Mutual Benefit Life Insurance Company (MBL) is under the supervision of the state of New Jersey and is currently in receivership. The maturity of the contract with MBL is contingent on close-out proceedings initiated by MBL upon its emergence from receivership status. The contract with MBL represents less than 0.1% of total plan net assets.

                        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
                                            ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                                                 For the Year Ended December 31, 1993
                                                        (Dollars in thousands)
                                                                                                      Current Value
                                                                                                       of Asset on     Net
                                   Description          Number of     Purchase   Selling    Cost of    Transaction    Gain/
Identity of Party Involved          of Assets          Transactions    Price      Price      Asset         Date       (Loss)
- --------------------------    ----------------------   ------------   --------   --------   --------   ------------  -------
Bankers Trust Pyramid         Short-term
  Discretionary Cash Fund       Investments                 255            N/A    158,405    158,405          N/A           -


Pacific Telesis Group         Pacific Telesis Group
  common shares                 common shares                16            N/A     14,291      9,253          N/A       5,038


Bankers Trust Pyramid         Short-term
  Discretionary Cash Fund       Investments                 314        147,601        N/A        N/A      147,601         N/A


Pacific Telesis Group         Pacific Telesis Group
  common shares                 common shares                39         56,508        N/A        N/A       56,508         N/A





Note:   The above transactions exceed, individually or in the aggregate for a series of transactions involving the same person, 5% of the Plan net assets available for plan benefits at the beginning of the Plan year, January 1, 1993.

                       REPORT OF INDEPENDENT ACCOUNTANTS


Savings Plans Committee
Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried and Nonsalaried Employees-Leveraged ESOP:


We have audited the accompanying statements of net assets available for plan benefits of the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried and Nonsalaried Employees-Leveraged ESOP as of December 31, 1993 and 1992, and the related statement of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried and Nonsalaried Employees-Leveraged ESOP as of December 31, 1993 and 1992, and the changes in net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The supplemental schedule of reportable transactions as of December 31, 1993, is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

As discussed in Note 2 to the financial statements, the Plan changed its method of accounting for benefits payable.



/s/ Coopers & Lybrand

San Francisco, California
May 17, 1994

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
             FOR SALARIED AND NONSALARIED EMPLOYEES-LEVERAGED ESOP
              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                          December 31, 1993 and 1992

                            (Dollars in thousands)


ASSETS

                                                    1993           1992
                                                 ----------     ----------
   Investment - at fair value
     Pacific Telesis Group Common Shares,
        Cost $667,645 and $679,762 for 1993
        and 1992, respectively (Note 3)          $ 727,853      $ 606,370
   Employer Receivable                              67,561         67,209
   Dividend Receivable                               7,312          7,447
   Short-Term Investments                                4             51
                                                 ----------     ----------

          Total Assets                             802,730        681,077
                                                 ----------     ----------


LIABILITIES


   Benefits Payable (Note 2)                             -              -
   Interest Payable                                  6,052         10,896
   Note Payable (Note 7)                           444,105        529,276
                                                 ----------     ----------

          Total Liabilities                        450,157        540,172
                                                 ----------     ----------
          Net Assets Available For
              Plan Benefits                      $ 352,573      $ 140,905
                                                 ==========     ==========


NET ASSETS AVAILABLE FOR PLAN BENEFITS

   Net Assets Allocated to Participants          $ 302,562      $ 190,915
   Net Assets Available (Deficit) for
     Future Allocations                             50,011        (50,010)
                                                 ----------     ----------
          Net Assets Available
              For Plan Benefits                  $ 352,573      $ 140,905
                                                 ==========     ==========


The accompanying notes are an integral part of the financial statements.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
             FOR SALARIED AND NONSALARIED EMPLOYEES-LEVERAGED ESOP
        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                 For The Year Ended December 31, 1993 and 1992

                            (Dollars in thousands)

                                                    1993           1992
                                                  ---------      ---------
   Net Assets Available for Plan Benefits,
       January 1, as previously reported          $139,079       $ 67,363
   Add: Adjustment for the cumulative effect
       on prior years of applying retroactively
       the new method of accounting for
       benefits payable (Note 2)                     1,826            363
                                                  ---------      ---------
   Net Assets Available for Plan Benefits,
       January 1, as adjusted                      140,905         67,726
                                                  ---------      ---------
   Additions to Net Assets Attributed to:

   Investment Income
        Dividends on Pacific Telesis Group
          Common Shares                             29,402         29,877
        Interest Income                                  3              5
        Net Appreciation (Depreciation) of
          Investments (Note 4)                     133,544         (3,959)

   Employer Contributions for Loan Repayment        76,567         83,738
                                                  ---------      ---------
        Total Additions                            239,516        109,661
                                                  ---------      ---------

   Deductions from Net Assets Attributed to:

   Distributions to Participants                    12,113          8,143

   Interest Expense                                 15,735         28,114

   Administrative Expenses                               -            225
                                                  ---------      ---------
        Total Deductions                            27,848         36,482
                                                  ---------      ---------
        Net Increase                               211,668         73,179
                                                  ---------      ---------
        Net Assets Available for Plan Benefits,
          December 31                             $352,573       $140,905
                                                  =========      =========



   The accompanying notes are an integral part of the financial statements.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
             FOR SALARIED AND NONSALARIED EMPLOYEES-LEVERAGED ESOP
                         NOTES TO FINANCIAL STATEMENTS

1.  Plan Description
    ----------------

    The following description of the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried and Nonsalaried Employees Leveraged ESOP (the "Plan") provides only general information. For a more complete description of the Plan's provisions, including the income tax consequences of receiving distributions from the Plan, participants should refer to the plan documents or the prospectus and summary plan description dated January 1991, as amended.

    A.  General

    The Pacific Telesis Group (the "Corporation") originally adopted two separate leveraged employee stock ownership plans (the "LESOPs"), effective December 1, 1989, in conjunction with the two existing Savings Plans. The separate LESOPs were contained in restatements of the Savings Plans adopted on December 21, 1989. On May 31, 1990, the Corporation merged the LESOP portion of the Nonsalaried Savings Plan ("Nonsalaried ESOP") with the LESOP portion of the Salaried Savings Plan ("Salaried ESOP") to create the Plan. The Plan continues to operate under the plan number of the Salaried LESOP.

    On December 28, 1989, the LESOPs borrowed $691,052,400 from the Corporation pursuant to a loan agreement and promissory note. Banker's Trust Company, as Trustee of the Pacific Telesis Group Employee Stock Ownership Plan Master Trust, using the proceeds of the loan, purchased 13,900,000 of the Corporation's treasury shares ("Shares") at a total price of $691,052,400, or $49.25 per share plus accrued dividends. The Shares were credited to a suspense account as required by Treasury Regulations Section 54.4975-11(c). The terms of the loan were not changed by the merger of the LESOPs to form the Plan.

    Effective March 31, 1994, PacTel Corporation separated from Pacific Telesis Group with PacTel Corporation renamed AirTouch Communications. Consequently, the Plan was amended so that for each share of Pacific Telesis Group common stock held by the Plan as of March 21, 1994, the Plan will receive an equivalent number of shares of common stock of AirTouch Communications. Participants will have the option of either receiving a distribution of the portion of their account attributable to the AirTouch stock in shares of AirTouch stock, cash, or a direct rollover; transferring the AirTouch stock in their account to the AirTouch Stock Fund in the Savings Plan; or converting the AirTouch stock to Pacific Telesis Group stock.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
             FOR SALARIED AND NONSALARIED EMPLOYEES-LEVERAGED ESOP
                   NOTES TO FINANCIAL STATEMENTS (Continued)

1.  Plan Description (Continued)
    ----------------------------

    B.  Employee Contributions and Employing Company Matching Allocations

    Under the Savings Plans, a participant can make basic contributions of from one to six percent of the participant's earnings for a month, which prior to March 1, 1990 were matched by monthly contributions from the Corporation and its participating subsidiaries (the "Employing Company") to the Savings Plans equal to 66-2/3% of the basic contributions. Effective March 1, 1990, Employing Company contributions are made to the Plan and used to repay the loan described above in sufficient amounts to release Shares from the suspense account so that the value of matching allocations will be 66-2/3% of the participants' basic contributions to the Savings Plans for each month. Thus, the Plan replaces the matching feature of the Savings Plans.

    If the Shares released from the suspense account by loan payments made within a Plan year are more valuable than 66-2/3% of the participant's basic contributions, the excess value will be allocated as of the last day of the Plan year among those participants who made contributions during the last month of the Plan year in proportion to their earnings for such month.

    C.  Participant Accounts

    Units representing shares of stock ("Units") released from the suspense account on behalf of a participant are credited to a "Savings Match Stock" account maintained for a participant under the Plan. Shares are released from the suspense account on a monthly basis prior to the actual payment of principal and interest on the Plan loan. The market value of shares released from the suspense account for the 1993 plan year was $82,500,037. The final loan payment for any Plan year will be determined as of the end of such year pursuant to the formula set forth in Treasury Regulations Section 54.4975-7(b)(8), based on the number of shares of stock released during each month of such year.

    Dividends on Shares purchased with the Plan loan may be used to repay the loan, which will cause the release of shares from the suspense account. Whenever dividends on shares credited to participant's Savings Match Stock account are used for this purpose, the Plan provides that shares with a fair market value at least equal to the amount of the dividend will be allocated to the participant's Savings Match Stock account. These loan payments and released shares are also taken into account when the final calculation of principal and interest to be paid for the year is performed.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
             FOR SALARIED AND NONSALARIED EMPLOYEES-LEVERAGED ESOP
                   NOTES TO FINANCIAL STATEMENTS (Continued)

1.  Plan Description (Continued)
    ----------------------------

    D.  Vesting and Forfeitures

    Savings Match Stock accounts are fully vested and nonforfeitable after a participant either completes three years of service or reaches age 65 while employed. However, the portion of a salaried participant's Savings Match Stock account attributable to before-tax employee deductions is always fully vested and nonforfeitable, regardless of age or service. Savings Match Stock accounts are also fully vested upon termination of employment due to retirement, disability, termination under certain severance pay plans or termination due to layoff. Forfeitures from Savings Match Stock accounts are allocated among participating employees.

    E.  Withdrawals and Distributions

    The valuation, vesting, withdrawal and distribution rules governing Savings Match Stock accounts generally are the same as the rules governing the company accounts under the Savings Plans.

    F.  Tax Consequences of Participation

    Employees will not have taxable income as a result of Employing Company contributions or earnings on Plan assets before the amounts are distributed from the Plan. When a distribution is received from the Plan, it may be partially or fully subject to federal and state income taxes depending on whether the participant elects to receive cash or shares of appreciated stock.

    In addition to any regular income tax that may be due, a 10% additional federal tax (and a similar 2-1/2% additional California tax) generally applies to the taxable amount of distributions received prior to age 59-1/2. However, the taxable portion of certain eligible distributions may be rolled over to an Individual Retirement Arrangement or other qualified plan within 60 days following distribution or, effective January 1, 1993, directly from the Plan in a trustee to trustee transfer, in which case any current regular income tax and additional tax will be avoided. Five- or ten-year averaging may be available in some circumstances to determine the regular income tax on the taxable portion of a lump sum distribution but only if no part of the distribution is rolled over.

    The preceding general discussion does not cover all tax aspects of participation in the Plan. Participants should refer to the current prospectus for additional information on the tax consequences of withdrawals and distributions from the Plan. As the tax laws are complex and frequently change, participants or beneficiaries should consult a qualified tax advisor to obtain current information as well as advice that is tailored to their particular circumstances.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
             FOR SALARIED AND NONSALARIED EMPLOYEES-LEVERAGED ESOP
                   NOTES TO FINANCIAL STATEMENTS (Continued)

2.  Summary of Accounting Policies
    ------------------------------

    The Plan's investment in the Pacific Telesis Group common shares is valued at the last published sales price at the end of each Plan year as reported on the composite tape of the New York Stock Exchange.

    In accordance with the policy of stating investments at fair value, the net unrealized appreciation (depreciation), in addition to realized gains and losses, is included in the net appreciation (depreciation) of investments presented in the accompanying financial statements.

    Dividend income is recorded on the ex-dividend date. Interest earned on investments is recorded on the accrual basis.

    Purchases and sales of securities are reflected as of the trade date.

    Amounts allocated to accounts of participants who have elected to withdraw from the Plan but who were not paid as of the year-end are included in net assets available for benefits. In 1992 and prior years, these amounts were reflected as benefits payable in the statement of net assets available for plan benefits and as distributions to participants in the statement of changes in net assets available for plan benefits. In 1993, the American Institute of Certified Public Accountants (AICPA) established a new guideline for the treatment of these amounts. The new guideline states that the Plan should not reflect these amounts as a liability on the statement of net assets. The 1992 statement of net assets available for plan benefits and statement of changes in net assets available for plan benefits have therefore been restated to retroactively reflect this accounting change. The effect of the restatement was to reduce the 1992 benefits payable and increase net assets available for plan benefits by $1,826,000.

        PACIFIC TELESIS GROUP SUPPLEMENTAL AND RETIREMENT SAVINGS PLAN
             FOR SALARIED AND NONSALARIED EMPLOYEES-LEVERAGED ESOP
                   NOTES TO FINANCIAL STATEMENTS (Continued)

2.  Summary of Accounting Policies (Continued)
    ------------------------------------------

    The Department of Labor requires these amounts to be reported as a liability on the Form 5500. The following reconciles net assets available for benefits between these financial statements and the Form 5500 as of December 31 (dollars in thousands):
                                                   1993          1992
                                               ------------ ------------

        Net assets available for plan
          benefits per financial statements      $352,573      $140,905
        Benefits due for participant
          withdrawal/distribution                  (2,661)       (1,826)
                                               ------------ ------------
        Net assets available for Plan
          benefits per Form 5500                  $349,912     $139,079
                                               ============ ============

    Similarly, the 1993 distributions to participants amount reflected in the statement of changes of net assets available for benefits is reconciled to the Form 5500 as follows (dollars in thousands):
                                                                1993
                                                            ------------
        Distributions to participants per
          financial statements                                 $12,113
        Benefits due:
          Beginning of year                                     (1,826)
          End of year                                            2,661
                                                            ------------
        Distributions to participants per Form 5500            $12,948
                                                            ============

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
             FOR SALARIED AND NONSALARIED EMPLOYEES-LEVERAGED ESOP
                   NOTES TO FINANCIAL STATEMENTS (Continued)

3.  Investment
    ----------

    The Plan invests its assets in Pacific Telesis Group common shares. As of December 31, 1993 and 1992, total investment, including shares in the Savings Stock Match account and shares held in the suspense account, is as follows (Dollars in thousands):


                                                                     Fair
    1993                                  Units          Cost       Value
    ----                                ----------     --------    --------
    Savings Stock Match Account          5,521,697     $275,140    $299,552
    Suspense Account                     7,894,951      392,505     428,301
                                        ----------     --------    --------
        Total                           13,416,648     $667,645    $727,853
                                        ==========     ========    ========

                                                                     Fair
    1992                                  Units          Cost       Value
    ----                                ----------     --------    --------
    Savings Stock Match Account          4,248,980     $211,652    $188,549
    Suspense Account                     9,415,689      468,110     417,821
                                        ----------     --------    --------
        Total                           13,664,669     $679,762    $606,370
                                        ==========     ========    ========


4.  Net Appreciation (Depreciation) of Investments
    ----------------------------------------------
    During the years ended December 31, 1993 and 1992 the net appreciation (depreciation) of investments, including both net realized and unrealized amounts, was as follows (Dollars in thousands):


                                                        1993        1992
                                                     ----------  ----------

    Common Stock                                      $133,544     $(3,959)
                                                     ==========  ==========

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
             FOR SALARIED AND NONSALARIED EMPLOYEES-LEVERAGED ESOP
                   NOTES TO FINANCIAL STATEMENTS (Continued)


5.  Tax Status
    ----------

    The Internal Revenue Service issued an initial determination letter on May 4, 1993 stating that the Plan, as adopted on December 21, 1989 and as amended effective January 1, 1993, meets the requirements of a qualified plan under section 401(a) of the Internal Revenue Code and as an employee stock ownership plan under section 4975(e)(7) of the Internal Revenue Code.

6.  Plan Termination
    ----------------

    The Corporation, by action of the Board of Directors, may at any time terminate the making of contributions by all Employing Companies in connection with the Plan. If at any time the profits of the Corporation and of the Subsidiaries of the Corporation which are joined (or could be joined) with it in a consolidated federal income tax return shall be less than twice the combined contributions of all such companies under the Plan and the Savings Plans since the preceding January 1, the making of contributions by all Employing Companies shall be terminated. No termination shall have the effect of diverting the amounts held by the Trustee to purposes other than as provided in the Plan.

    Following such a termination of contributions by all Employing Companies, shares held in the suspense account shall be redeemed by the Corporation or sold to satisfy any outstanding indebtedness of the Plan. Any balance remaining in the suspense account shall be allocated among participating employees. Upon the termination of contributions, the Plan may remain in existence, but the Savings Match Stock accounts shall become nonforfeitable. However, any Employing Company may, at any time after such termination, determine that the Plan and related trust shall be liquidated as to such Employing Company, in which event distribution shall be made to each of its participating employees (or the person or persons entitled thereto) of all Units.

7.  Note Payable
    ------------

    The 15-year promissory note is payable to the Corporation and matures January 2, 2005. Annual principal and interest payments began January 2, 1991. The interest rate on the note is based on the London Interbank Offered Rate (LIBOR) and is adjusted quarterly. The Plan paid $20,596,000 and $26,584,000 in interest and $85,156,000 and $77,390,000 in principal on the outstanding loan balance during the year ended December 31, 1993 and 1992, respectively.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
             FOR SALARIED AND NONSALARIED EMPLOYEES-LEVERAGED ESOP
                   NOTES TO FINANCIAL STATEMENTS (Continued)


7.  Note Payable (Continued)
    ------------------------

    Repayment of principal in subsequent years will follow the terms of the note or may be accelerated according to management's discretion.

8.  Related Party Transactions
    --------------------------

    Administrative expenses of the Plan are paid by the Employing Company, except that trustee fees and certain administrative expenses in connection with the Plan may be charged to the income earned in the suspense account. Brokerage fees, transfer taxes and other expenses incident to the purchase or sale of securities are considered part of the cost of the securities or a reduction in the sales price. Transfer taxes applicable to distributions of shares are paid by the Employing Company.

                                   PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                                        FOR SALARIED AND NONSALARIED EMPLOYEES-LEVERAGED ESOP
                                            ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                                                 For the Year Ended December 31, 1993
                                                        (Dollars in thousands)
                                                                                                      Current Value
                                                                                                       of Asset on     Net
                                   Description          Number of     Purchase   Selling    Cost of    Transaction    Gain/
Identity of Party Involved          of Assets          Transactions    Price      Price      Asset         Date       (Loss)
- --------------------------    ----------------------   ------------   --------   --------   --------   ------------  -------
Bankers Trust Pyramid
  Directed Account            Short-term
  Cash Fund                     Investments                  33            N/A     11,413     11,413          N/A          -


Pacific Telesis Group         Pacific Telesis Group
  common shares                 common shares                32            N/A     10,983     11,228          N/A       (245)


Bankers Trust Pyramid
  Directed Account            Short-term
  Cash Fund                     Investments                  51         11,366        N/A        N/A       11,366        N/A







Note:   The above transactions exceed, individually or in the aggregate for a series of transactions involving the same person, 5% of the Plan net assets available for plan benefits at the beginning of the Plan year, January 1, 1993.

                                   SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Savings Plans Committee has duly caused this annual report to be signed by the undersigned thereunto duly authorized.





                                 PACIFIC TELESIS GROUP
                                 SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                                 FOR SALARIED EMPLOYEES






                                 By Savings Plans Committee






                                 By /s/ R. P. McGahan
                                    -------------------------------
                                    R. P. McGahan
                                    Member of the Committee



Dated: June 16, 1994